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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	36-2092797 (I.R.S. employer identification no.)

10500 West 153rd Street
Orland Park, Illinois        60462
(Address of principal executive offices) (zip code)

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to the General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates:	333-104177 (If appicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None

Securities to be registered pursuant to Section 12(g) of the Act:

Series A 7.75% Convertible Preferred Stock, no par value Title of Class Title of Class

Item 1. Description of Registrant's Securities to be Registered.

        The description (the "Description") of the Registrant's Series A 7.75% Convertible Preferred Stock, no par value per share (the "Series A Preferred"), is set forth under the caption "Description of Andrew Capital Stock" in the Registrant's Registration Statement on Form S-4 (Registration No. 333-104177) filed with the Securities and Exchange Commission on March 31, 2003, as amended by Amendment No. 1 filed on May 15, 2003 and as further amended by Amendment No. 2 filed on June 2, 2003 (the "Registration Statement"), which description is incorporated herein by reference. Any subsequent amendment filed that amends the Description, and any description of the Series A Preferred appearing under the caption "Description of Andrew Capital Stock" in any Prospectus relating to the Registration Statement filed pursuant to any subsequent amendment or filed pursuant to Rule 424(b) under the Securities of 1933 are deemed to be incorporated herein by reference.

Item 2. Exhibits.

Number	Description
3.1	Form of Restated Certificate of Incorporation ("Certificate") is set forth as Exhibit 3.1 to the Registration Statement and is incorporated herein by reference. Any subsequent amendment filed that amends the Certificate as set forth as Exhibit 3.1 to the Registration Statement is deemed to be incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANDREW CORPORATION (Registrant)

Date: June 25, 2003	By:	/s/ CHARLES R. NICHOLAS
	Name:	Charles R. Nicholas
	Title:	Vice Chairman of the Board and Chief Financial Officer

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SIGNATURE